Exhibit 10.P

                   ADDENDUM TO SEVERANCE AGREEMENT AND RELEASE

     This Addendum to Severance Agreement and Release ("Addendum") is made this 6th day of March, 2001, between FINOVA Capital Corporation (the "Company") and Robert M. Korte ("Employee").

                                    RECITALS

     A. Employee and the Company are entering into a Severance Agreement and Release (the "Agreement") on this date, which provide, among other things for the payment of certain compensation and for the repayment of a loan Employee owes to the Company (the "Loan").

     B. The parties desire to provide certain additional bonus compensation to Employee and to assure that Employee applies the proceeds from that bonus to satisfy certain portions of the Loan, pursuant to the terms of this Addendum. Employee has conditioned his acceptance of the Agreement on the payment of the bonus and its application to the Loan as provided in this Addendum.

     NOW, THEREFORE, the parties agree as follows. Capitalized terms not defined in this Addendum shall have the meanings given them in the Agreement.

     1. BONUS. Provided Employee executes the Agreement, on the Effective Date, the Company shall pay to Employee the sum of Three Hundred Thousand and no/100 dollars ($300,000.00), less applicable withholding taxes.

     2. APPLICATION TO LOAN. The net proceeds of the Bonus will also be applied to Employee's obligations under the Loan. Any excess proceeds shall be remitted to Employee.

     3. REPAYMENT TO COMPANY. If a court orders repayment of the proceeds due under the Agreement or this Addendum for the benefit of the Company or its creditors, except in satisfaction of the Loan, then any amounts required to be repaid shall again be deemed to have been borrowed under the Executive Officer Loan Program, pursuant to the same terms as govern the Loan, as modified by this Agreement.

     4. INTERPRETATION. This Addendum supplements the Agreement. To the extent the Addendum and Agreement are in conflict, the terms of this Addendum shall control.

Dated as of the date noted above.


                                     /s/ Robert M, Korte
                                     -------------------------------------------
                                     Robert M, Korte
                                     Employee


                                     FINOVA CAPITAL CORPORATION


                                     By: /s/ William C. Roche
                                         ---------------------------------------
                                         William C. Roche
                                         Senior Vice President - Human Resources